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                                                                 Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-85010) pertaining to the Cohesant Technologies Inc. 1994 Employee Stock Option Plan, and (Form S-8 No. 333-67127) the Cohesant Technologies Inc. Employee 401(k) Profit Sharing Plan of our report dated December 18, 2002, with respect to the consolidated financial statements of Cohesant Technologies Inc. included in the Annual Report on Form 10-KSB for the year ended November 30, 2002.


Indianapolis, Indiana
February 12, 2003